Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Alan D. Branham and Doris Meyer as his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Brian J. McAlister Brian J. McAlister	Director	August 1, 2007

/s/ Brian E. Bayley Brian E. Bayley	Director	August 1, 2007

/s/ George T. Hawes George T. Hawes	Director	August 1, 2007

/s/ William M. Sheriff William M. Sheriff	Director	August 1, 2007

/s/ William A. Lupien William A. Lupien	Director	August 1, 2007